UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2010

KACHING KACHING, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132107	58-2667713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Coronado Center Dr.
 Suite 120,
Henderson, Nevada 89052
(Address of principal executive offices) (Zip Code)

(702) 589-7555
Registrant’s telephone number, including area code

_____________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL AGREEMENT.

 ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION.

            On December 16, 2010 (the “Closing Date”), KaChing KaChing, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement with an accredited investor for a Convertible Promissory Note and Warrants for their investment amount of $300,000.00. The Note issued to the investor is convertible at an initial conversion price of $0.40, and the Warrants  has an initial exercise price of $0.40. The terms of the Convertible Promissory Note and Warrants are more fully described in the Form 8-K filed by the Company on December 7, 2010.    Additionally, the Company issued Warrants to purchase 37,500 shares of Common Stock at an exercise price of $0.40 to the Placement Agent.

 ITEM 3.02   UNREGISTERED SALES OF SECURITIES.

Reference is made to Item 1.01 and Item 2.03 above.

The Convertible Promissory Note and Warrants were issued in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaChing KaChing, Inc.
(Registrant)

	By:	/s/ Mark V Noffke
Mark V Noffke
Executive Vice President and Chief Financial Officer
Date: December 20, 2010